Exhibit 99.2

3Q 2011 Commercial Progress NOVEMBER 4, 2011 1

3Q 2011 Commercial Results Total revenues for the third quarter were $17.6 million $15.6 million in net Feraheme product revenues Net Feraheme product revenues include a $3.0 million Medicaid reserve adjustment to reflect AMAG’s actual claims experience since launch Total Feraheme provider demand for the third quarter was comparable to the second quarter at approximately 25,000 grams Non-dialysis IV iron market contracted by 15% in the third quarter Feraheme gained 2 points share in overall non-dialysis IV iron market share Market share in all segments improved 2

Total Non-Dialysis IV Iron Market Decreased 15% in 3Q 3 -Results based on IMS Monthly Data.

4 Feraheme Provider Demand Increased Slightly in 3Q Market Share Grew in All Segments -Results based on IMS Monthly Data. Feraheme Grams Market Share

Hematology Segment: Provider Demand Increased 2.8% 5 -Results based on IMS Monthly Data. Market Share

Hospital Segment: Provider Demand Decreased 7.5% 6 -Results based on IMS Monthly Data. Market Share

Nephrology Segment: Provider Demand Increased 22% 7 -Results based on IMS Monthly Data. Market Share

Nasdaq: AMAG INVESTOR RELATIONS CONTACT: 617-498-3303 8